UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

CRISPR THERAPEUTICS AG

(Exact Name of Company as Specified in Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aeschenvorstadt 36

4051 Basel

Switzerland

+41 61 228 7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 15, 2016, CRISPR Therapeutics AG (“CRISPR”) entered into a Consent to Assignments, Licensing and Common Ownership and Invention Management Agreement (the “Invention Management Agreement” or “IMA”) with The Regents of the University of California (“California”), University of Vienna (“Vienna”), Dr. Emmanuelle Charpentier, Intellia Therapeutics, Inc., Caribou Biosciences, Inc., ERS Genomics Ltd. (“ERS”), and TRACR Hematology Ltd. (“TRACR”).

Under an existing license agreement (the “Charpentier License”), CRISPR licenses from Dr. Charpentier certain development rights in a patent and patent applications related to CRISPR/Cas9 technology co-owned by Dr. Charpentier. Under the Invention Management Agreement, California and Vienna retroactively consent to Dr. Charpentier’s licensing of her rights to the CRISPR/Cas9 intellectual property to CRISPR, our wholly-owned subsidiary TRACR, and ERS, in the United States and globally. The Invention Management Agreement also provides retroactive consent of co-owners to sublicenses granted by CRISPR, TRACR and other licensees, prospective consent to sublicenses they may grant in future, retroactive approval of prior assignments by certain parties, and provides for, among other things, (i) good faith cooperation among the parties regarding patent maintenance, defense and prosecution, (ii) cost-sharing arrangements, and (iii) notice of and coordination in the event of third-party infringement of the subject patents and with respect to certain adverse claimants of the CRISPR/Cas9 intellectual property. Unless earlier terminated by the parties, the Invention Management Agreement will continue in effect until the later of the last expiration date of the patents underlying the CRISPR/Cas9 technology, or the date on which the last underlying patent application is abandoned.

Item 7.01. Regulation FD Disclosure.

On December 16, 2016 CRISPR released a press release regarding its entry into the IMA. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Information.

In connection with our Joint Venture Agreement with Bayer Healthcare, LLC, and Casebia Therapeutics, LP the joint venture created thereunder, Casebia is required to pay us an additional $15 million technology access fee based on our entry into the IMA which allows us to commercialize CRISPR/Cas9 based therapies in countries outside of the United States.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits shall be deemed to be furnished, and not filed:

Exhibit No.	Description

10.1*	Consent to Assignments, Licensing and Common Ownership and Invention Management Agreement for a Programmable DNA Restriction Enzyme for Genome Editing, dated December 15, 2016, by and among CRISPR Therapeutics AG, The Regents of the University of California, University of Vienna, Dr. Emmanuelle Charpentier, Intellia Therapeutics, Inc., Caribou Biosciences, Inc., ERS Genomics Ltd., and TRACR Hematology Ltd.

99.1	Press Release by CRISPR Therapeutics AG, dated December 16, 2016

*	Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: December 16, 2016	By:	/s/ Marc Becker

Marc Becker

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Consent to Assignments, Licensing and Common Ownership and Invention Management Agreement for a Programmable DNA Restriction Enzyme for Genome Editing, dated December 15, 2016, by and among CRISPR Therapeutics AG, The Regents of the University of California, University of Vienna, Dr. Emmanuelle Charpentier, Intellia Therapeutics, Inc., Caribou Biosciences, Inc., ERS Genomics Ltd., and TRACR Hematology Ltd.

99.1	Press Release by CRISPR Therapeutics AG, dated December 16, 2016

*	Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.